                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Matria Healthcare, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            MATRIA HEALTHCARE, INC.
                               1850 PARKWAY PLACE
                            MARIETTA, GEORGIA 30067

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 15, 1997

     NOTICE IS HEREBY GIVEN THAT the 1997 Annual Meeting of Stockholders of Matria Healthcare, Inc. (the "Company"), will be held on December 15, 1997, at 10:30 a.m. local time at 1850 Parkway Place, Suite 320, Marietta, Georgia 30067, for the following purposes:

          (1) To elect two Class II directors of the Company for a three year term until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

          (2) To approve the Matria Healthcare, Inc. 1997 Stock Incentive Plan; and

          (3) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Your vote is important regardless of the number of shares you own. Each stockholder, even though he or she now plans to attend the Annual Meeting, is requested to sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to its exercise. Any stockholder present at the Annual Meeting or any adjournment or postponement thereof may revoke his or her proxy and vote personally on each matter brought before the meeting.

     I look forward to welcoming you at the meeting.

                                          Very truly yours,

                                          /s/ J. Brent Burkey
                                          J. Brent Burkey
                                          Secretary

Marietta, Georgia
November 5, 1997

                            MATRIA HEALTHCARE, INC.
                               1850 PARKWAY PLACE
                            MARIETTA, GEORGIA 30067

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 15, 1997

                              GENERAL INFORMATION

     This proxy statement and the accompanying proxy card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Matria Healthcare, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 15, 1997 at 10:30 a.m. local time at 1850 Parkway Place, Suite 320, Marietta, Georgia 30067, and at any adjournment or postponement thereof.

     At the Annual Meeting, stockholders will consider and vote upon a proposal to elect two Class II directors, a proposal to approve and adopt the Company's 1997 Stock Incentive Plan and upon such other matters as properly may come before the Annual Meeting. The Board unanimously urges stockholders to vote FOR the re-election of the Class II directors named herein and FOR the adoption of the 1997 Stock Incentive Plan.

     It is anticipated that this proxy statement and accompanying proxy will first be mailed to the Company's stockholders on or about November 6, 1997. The Company's 1996 Annual Report was previously mailed to stockholders.

RECORD DATE

     The Board of Directors has fixed the close of business on November 4, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, 36,704,081 shares of Common Stock were issued and outstanding.

PROXIES

     When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not attend the Annual Meeting and does not return the signed proxy card, such stockholder's shares will not be voted. If a stockholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted FOR the election of the two Class II directors named herein and FOR approval of the 1997 Stock Incentive Plan. As of the date of this proxy statement, the Board of Directors does not know of any other matters which are to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Corporate Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

     The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, D. F. King & Co., Inc. ("D.F. King") will assist in the solicitation of proxies by the Company for a fee of $5,000, plus reimbursement of reasonable out-of-pocket expenses.

QUORUM

     The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Annual Meeting.

VOTE REQUIRED

     The Company's stockholders are entitled to one vote at the Annual Meeting for each share of Common Stock held of record by them on the Record Date. Votes may be cast for or withheld from each nominee for Class II directors and for, against or withheld from approval of the 1997 Stock Incentive Plan. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting is required to elect the Class II directors and to approve and adopt the 1997 Incentive Stock Plan. Therefore, under applicable Delaware law, abstentions will have the effect of votes against the approval of the matter. Broker non-votes will count for purposes of determining the presence of a quorum, but will have no effect on voting with respect to the election of directors or approval of the 1997 Stock Incentive Plan.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

BACKGROUND

     The Company was formed for the purpose of participating in the merger (the "Merger") of Healthdyne, Inc., a Georgia corporation ("Healthdyne"), and Tokos Medical Corporation, a Delaware corporation ("Tokos"), with and into the Company.

     Upon consummation of the Merger, which was effected on March 8, 1996 (the "Merger Date") the Company's Board of Directors consisted of ten members divided into three classes. Five of the initial directors were designated by Healthdyne and the other five were designated by Tokos. Pursuant to the Agreement and Plan of Merger dated as of October 2, 1995, as amended, Carl E. Sanders and Craig T. Davenport were elected as directors of the Company for terms expiring at the 1996 Annual Meeting of Stockholders; Jackie M. Ward, Frederick P. Zuspan, M.D., Thomas W. Erickson and David L. Goldsmith were elected as directors for terms expiring at the 1997 Annual Meeting of Stockholders; and Parker H. Petit, Robert
F. Byrnes, Morris S. Weeden and Gene P. Guselli were elected as directors of the Company for terms expiring at the 1998 Annual Meeting of Stockholders. In addition, for a period of three years following the Merger Date and continuing through the Company's 1998 Annual Meeting of Stockholders, (i) any vacancy on the Company's Board of Directors, or any committee thereof, arising among the Tokos Nominated Directors and any nominee selected to fill a director position occupied by a Tokos Nominated Director was to be filled or selected by the remaining Tokos Nominated Directors and (ii) any vacancy on the Company's Board of Directors, or any committee thereof, arising among the Healthdyne Nominated Directors and any nominee selected to fill a director position occupied by a Healthdyne Nominated Director was to be filled or selected by the remaining Healthdyne Nominated Directors.

     Robert F. Byrnes, the President and Chief Executive Officer of Tokos, served as the President and Chief Executive Officer of the Company until December 31, 1996, when his employment agreement expired. At a meeting held on September 30, 1997, the Board of Directors approved a settlement with Mr. Byrnes of certain matters relating to the termination of his employment, including severance payments. See "Change of Control Severance Agreements" herein regarding the terms of this settlement. At this same meeting the Board of Directors voted unanimously to reduce the size of the Board from ten to five members. Messrs. Byrnes, Goldsmith, Davenport, Erickson and Busch resigned from the Board without protest in order to accommodate these changes. The five resigning directors were all former Tokos directors or persons selected by former Tokos directors to fill vacancies created by previous resignations.

     At a meeting held on October 20, 1997, the Board of Directors elected Donald R. Millard as President and Chief Executive Officer of the Company. Mr. Millard replaced a three-person "Office of the President" composed of Messrs. Parker H. Petit, Robert F. Byrnes and Donald R. Millard, which had performed the duties of President of the Company since the non-renewal of the employment agreement of Mr. Byrnes. Frank D. Powers, the Executive Vice President of the Company, was elected Chief Operating Officer. In recognition of the importance of their new positions, their salaries were increased and they were granted additional stock options. In addition, the size of the Board was increased to seven members and Messrs. Millard and Powers were elected as Class I and Class III directors, respectively.

     The following biographical information is furnished with respect to each of the two nominees for election as Class II directors at the Annual Meeting and for each of the other five directors whose terms will continue after the 1997 Annual Meeting.

                CLASS II NOMINEES FOR THE TERM EXPIRING IN 2000

     JACKIE M. WARD, age 59, has served as a director of the Company since the Merger Date. Ms. Ward is President and Chief Executive Officer of Computer Generation Incorporated, a privately-held, Atlanta based corporation engaged in designing and producing "turnkey" computer hardware and software systems for telecommunications and other specialized applications, which she founded in 1968. Ms. Ward is also a former Chairperson of the Board of Regents of the University System of Georgia and current Chairman of the Metro Atlanta Chamber of Commerce, as well as a director of SCI Systems, Inc., Trigon Blue Cross Blue Shield and NationsBank, N.A. and a member of several other civic and government organizations.

     FREDERICK P. ZUSPAN, M.D., age 75, has served as a director of the Company since the Merger Date and previously served as a director of Healthdyne from 1993 until the Merger. Dr. Zuspan, who has been a physician since 1951, has been Professor and Chairman Emeritus, Department of Obstetrics and Gynecology at the Ohio State University College of Medicine since July 1991 and Editor-in-Chief of the American Journal of Obstetrics and Gynecology since 1991. Dr. Zuspan was previously Professor of the Ohio State University College of Medicine from 1987 to 1991 and Professor and Chairman of the Department of Obstetrics and Gynecology at the Ohio State University College of Medicine from 1975 to 1987, at the University of Chicago, Pritzker School of Medicine from 1966 to 1975, and at the Medical College of Georgia from 1960 to 1966.

              CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 1998

     PARKER H. PETIT, age 57, has served as Chairman of the Board of the Company since the Merger Date. In addition, he served as a member of the three-person Office of the President during the period in 1997 preceding the election of Donald R. Millard as President and Chief Executive Officer of the Company. Mr. Petit was the founder of Healthdyne and served as its Chairman of the Board of Directors and Chief Executive Officer from 1970 until the Merger. Mr. Petit is also Chairman of the Board of Directors of Healthdyne Technologies, Inc. and Healthdyne Information Enterprises, Inc. and a director of Atlantic Southeast Airlines, Inc., Intelligent Systems, Inc. and Logility, Inc.

     FRANK D. POWERS, age 49, has been an Executive Vice President of the Company since the Merger Date and also has served as a member of the Board and as Chief Operating Officer since October 20, 1997. Prior thereto, he served as President of Healthdyne Maternity Management, a subsidiary of Healthdyne, from October 1989 until March 1996, and as President of Healthdyne's Home Care Group from November 1986 to October 1989. In addition, he was President of Healthdyne's Home Care Products Division from September 1984 to November 1986.

     MORRIS S. WEEDEN, age 77, has served as a director of the Company since the Merger Date and previously served as a director of Healthdyne from 1987 until the Merger. Mr. Weeden, who is retired, was Vice Chairman -- Board of Directors of Morton Thiokol Inc., a salt, chemical, household and aerospace products manufacturer, from March 1980 to December 1984. Prior thereto, Mr. Weeden was Executive Vice President of Morton Norwich Products, Inc. in charge of pharmaceutical operations, President of Morton International, a pharmaceutical division of Morton Norwich Products, Inc. and President of Bristol Laboratories, a pharmaceutical division of Bristol Myers Corp.

               CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 1999

     DONALD R. MILLARD, age 50, has served as a member of the Board and as President, Chief Executive Officer and Chief Financial Officer since October 20, 1997 and prior thereto served as Senior Vice President -- Finance, Chief Financial Officer and Treasurer of the Company since the Merger Date. Mr. Millard served as Vice President -- Finance and Chief Financial Officer of Healthdyne from July 1987 to March 1996 and, in addition, was Treasurer of Healthdyne from March 1990 to March 1996. Mr. Millard is also a director of Coast Dental Services, Inc.

     CARL E. SANDERS, age 72, has served as a director of the Company since the Merger Date and previously served as a director of Healthdyne from 1986 until the Merger. Mr. Sanders, a former governor of the State of Georgia, is Chairman of Troutman Sanders LLP, an Atlanta based law firm which provides legal services to the Company. Mr. Sanders is also a director of Carmike Cinemas, Inc., Metromedia International Group, Inc., Norrell Corporation and Healthdyne Information Enterprises, Inc.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as to the beneficial ownership of shares of the Company's Common Stock as of October 26, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares, (ii) each director of the Company, (iii) each Named Executive Officer (as hereinafter defined), and (iv) all executive officers and directors as a group. Unless otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them.

                                                                AMOUNT AND NATURE OF        PERCENT OF
NAME OF BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP(1)(2)    CLASS (1)(2)
------------------------                                     ---------------------------   ------------
Foreign and Colonial Management............................           1,954,000                 5.3%
Limited and Hypo Foreign & Colonial Management (Holdings)
  Limited(3)
  Exchange House, Primrose Street
  London EC2A2NY England
Parker H. Petit(4).........................................             643,790                 1.8%
Donald R. Millard(5).......................................             146,641                  --
Robert F. Byrnes(6)........................................             760,000                 2.0%
Terry P. Bayer(7)..........................................             155,000                  --
Frank D. Powers(8).........................................              87,436                  --
J. Brent Burkey(9).........................................             113,693                  --
Carl E. Sanders(10)........................................              64,500                  --
Jackie M. Ward(11).........................................               5,004                  --
Morris S. Weeden(12).......................................              25,000                  --
Frederick P. Zuspan(13)....................................              15,000                  --
All executive officers and directors
  as a group (10 persons)..................................           2,016,064                 5.5%

---------------
-- Less than 1%

 (1) Under the rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days as well as any securities owned by such person's spouse, children or relatives living in the same house. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares held by them.
 (2) With respect to each person in the table, assumes that such person has exercised all options, warrants and other rights to purchase Common Stock exercisable within 60 days.
 (3) This information is as of the date set forth in and based solely on the
     Schedule 13G dated February 10, 1997 furnished to the Company by this entity.
 (4) Includes 581,290 shares owned by Mr. Petit, 52,500 shares held by Petit Investments Limited Partnership and 10,000 shares held by Petit Grantor Trust.
 (5) Represents 39,421 shares owned by Mr. Millard, 105,180 shares which are subject to purchase upon exercise of options exercisable within 60 days, and 2,040 shares issuable upon conversion of 8% Convertible Subordinated Debentures owned by Mr. Millard.
 (6) Represents 500,000 shares held by Mr. and Mrs. Byrnes as trustees of The Byrnes Family Trust and pledged to the Company to secure certain indebtedness, as to which shares Mr. and Mrs. Byrnes share voting and dispositive power, and 260,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.
 (7) Represents 155,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.

 (8) Represents 21,436 shares owned by Mr. Powers and 66,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.
 (9) Represents 20,360 shares owned by Mr. Burkey and 93,333 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(10) Represents 54,500 shares owned by Mr. Sanders and 10,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(11) Represents 4 shares issuable upon conversion of 8% Convertible Subordinated Debentures owned by Ms. Ward and 5,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(12) Represents 15,000 shares owned by Mr. Weeden and 10,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(13) Represents 15,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.

BOARD COMMITTEES AND ATTENDANCE

     In addition to an Executive Committee and other single purpose committees established from time to time to assist the Board of Directors with particular tasks, the Company's Board of Directors has the following standing committees: a Compensation and Stock Option Committee (the "Compensation Committee"), an Audit Committee and a Nominating Committee.

     The Compensation Committee is composed of Morris S. Weeden and Frederick P. Zuspan. In addition, Parker H. Petit is an ex-officio, non-voting member of the Compensation Committee. The Compensation Committee is responsible for the recommendation and approval of salaries of executive officers and the review and approval of incentive plans, including stock options and related programs. The Compensation Committee held five meetings during the year ended December 31, 1996.

     The Audit Committee is composed of Jackie M. Ward and Morris S. Weeden. The Audit Committee reviews the scope of the audit of the Company's consolidated financial statements by independent public accountants and their report on such audit, evaluates audit performance and reports on such matters to the Board of Directors. The Audit Committee held one meeting during the year ended December 31, 1996.

     The Nominating Committee is composed of Parker H. Petit and Frederick P. Zuspan, M.D. The Nominating Committee shall to the extent not inconsistent with the Bylaws of the Company identify, screen and recommend candidates for appointment to the Board of Directors for consideration by the full Board of Directors of the Company and by the stockholders of the Company. In that the nomination of the standing Class II Directors for election at the Annual Meeting was contained in the Bylaws of the Company, the Nominating Committee held no meetings during the year ended December 31, 1996.

     During the year ended December 31, 1996, the Board of Directors held seven meetings. Each of the Directors attended more than 75% of the total number of Board meetings and meetings of committees of which he or she was a member during 1996.

EXECUTIVE COMPENSATION

     The following table sets forth compensation paid to the Company's current Chief Executive Officer, its former Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers") for their services in all capacities to the Company and its subsidiaries from March 8, 1996 (the Merger Date) to December 31, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                   ANNUAL COMPENSATION     SECURITIES
                                                   --------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
---------------------------                 ----   ---------   --------   ------------   ---------------
Parker H. Petit(1)........................  1996   $204,711       $0             --        $    3,750(2)
  Chairman of the Board
Robert F. Byrnes(3).......................  1996    274,970        0         60,000         1,028,940(4)
  Former President and Chief Executive
  Officer
Terry P. Bayer(5).........................  1996    184,819        0         40,000             3,750(2)
  Former Executive Vice President
Frank D. Powers(6)........................  1996    181,923        0         40,000             3,750(2)
  Executive Vice President and Chief
  Operating Officer
J. Brent Burkey...........................  1996    170,769        0         30,000             3,750(2)
  Senior Vice President, General Counsel
  and Secretary
Donald R. Millard(6)......................  1996    170,769        0         30,000             3,750(2)
  President, Chief Executive Officer and
  Chief Financial Officer

---------------

(1) Mr. Petit terminated his employment with the Company for "good reason" effective December 31, 1996 but remains as Chairman of the Board of Directors in his capacity as a director. His termination entitles him to severance compensation payable in installments. See "Change of Control Severance Agreements" herein.
(2) Represents the Company's matching contributions to the Named Executive Officers under the Company's tax-qualified 401(k) Profit Sharing Plan accrued during 1996.
(3) The Employment Agreement, dated as of May 1, 1995, as amended, between Mr. Byrnes and Tokos under which Mr. Byrnes was employed as President and Chief Executive Officer of the Company expired at the end of its stated term on December 31, 1996 without renewal, entitling Mr. Byrnes to severance compensation thereunder. See "Change of Control Severance Agreements" herein.
(4) The Compensation Committee of the Board of Directors on March 28, 1996 agreed to reimburse Mr. Byrnes, in addition to the relocation expenses and closing costs on his residence covered by the standard relocation policy of the Company, for the excess of the cost and expenses invested by him in his primary residence in Villa Park, California and condominium in Palm Springs, California over the expected selling price thereof in order to induce him to relocate his residence to the Marietta, Georgia metropolitan area. The aggregate amount of this reimbursement was $1,025,190 and is included above. Also includes $3,750 representing the Company's matching contribution to Mr. Byrnes under the Company's tax-qualified 401(k) Profit Sharing Plan accrued during 1996. See "Change of Control Severance Agreements" herein.
(5) The Employment Agreement, dated as of January 1, 1995, as amended, between Ms. Bayer and Tokos under which Ms. Bayer was employed as an Executive Officer of the Company expired at the end of its stated term on December 31, 1996 without renewal, entitling Ms. Bayer to severance compensation thereunder. See "Change of Control Severance Agreements" herein.

(6) Reflects compensation earned during 1996 by Mr. Powers in his capacity as Executive Vice President and Mr. Millard in his capacity as Senior Vice President -- Finance, Chief Financial Officer and Treasurer.

STOCK OPTIONS

     The following table contains information as of the end of the last fiscal year concerning the grant of stock options under the Company's 1996 Stock Incentive Plan (the "1996 Stock Plan") to the Named Executive Officers of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                         -----------------------------------------------
                         NUMBER OF    % OF TOTAL                                 POTENTIAL REALIZABLE
                         SECURITIES    OPTIONS     EXERCISE                     VALUE AT ASSUMED ANNUAL
                         UNDERLYING   GRANTED TO      OR                         RATES OF STOCK PRICE
                          OPTIONS     EMPLOYEES      BASE                    APPRECIATION FOR OPTION TERM
                          GRANTED     IN FISCAL     PRICE     EXPIRATION     -----------------------------
NAME                     (#)(1)(2)       YEAR       ($/SH)       DATE            5%                10%
----                     ----------   ----------   --------   ----------     -----------       -----------
Parker H. Petit........         0           0       $  --            --         $     --          $     --
Robert F. Byrnes.......    60,000        6.62%       8.50     3/28/2006(3)       321,000(3)        812,808(3)
Terry P. Bayer.........    40,000        4.41%       8.50     3/28/2006(3)       214,000(3)        541,872(3)
Frank D. Powers........    40,000        4.41%       8.50     3/28/2006          214,000           541,872
J. Brent Burkey........    30,000        3.31%       8.50     3/28/2006          160,500           406,404
Donald R. Millard......    30,000        3.31%       8.50     3/28/2006          160,500           406,404

---------------

(1) These options to purchase the Company's Common Stock were granted on March 28, 1996. For each option granted, 33% of the shares subject to the option become exercisable in cumulative increments on the first, second and third anniversary dates of the option grants. The options each have a term of ten years from the date of grant and are not transferable, otherwise than by will or the laws of descent and distribution. Except as provided in each of the option agreements, the options may not be exercised unless employment with the Company or an affiliate or subsidiary continues. Options granted under the 1996 Stock Plan will expire (i) immediately upon the employee's termination for good cause; (ii) three months after the date of termination for reason other than good cause; (iii) three months after the employee's voluntary termination; (iv) one year after the employee's death or disability; or (v) ten years from the date of the grant, whichever shall occur first. The purchase price of the shares subject to these options may be paid (i) in cash, (ii) through the surrender of previously owned stock of the Company, or (iii) a combination of cash and previously owned stock of the Company. The optionees are obligated to reimburse the Company at the time of any exercises of the options for any taxes required to be withheld by the Company under federal, state or local law as the result of the exercise of the options.
(2) Does not include options that were assumed by the Company in the Merger.
(3) As a result of the non-renewal of their respective Employment Agreements with the Company, these options expired on March 31, 1997 without exercise. Consequently, no value was realized therefrom.

STOCK OPTION EXERCISES

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options from March 8, 1996 through December 31, 1996 and unexercised options held as of the end of the fiscal year:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                         SHARES                                    OPTIONS AT FISCAL YEAR         THE-MONEY OPTIONS AT
                        ACQUIRED          VALUE REALIZED                   END(#)                 FISCAL YEAR END(#)(1)
                       ON EXERCISE   (MARKET PRICE AT EXERCISE   ---------------------------   ---------------------------
NAME                       (#)         LESS EXERCISE PRICE)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   -------------------------   -----------   -------------   -----------   -------------
Parker H. Petit......       -0-               $    --              146,667            --        $307,619         $-0-
Robert F. Byrnes.....       -0-                    --              200,000            --          37,500          -0-
Terry P. Bayer.......       -0-                    --              155,000            --             -0-          -0-
Frank D. Powers......       -0-                    --               52,667        40,000          99,795          -0-
J. Brent Burkey......       -0-                    --               85,000        30,000         164,026          -0-
Donald R. Millard....    20,000                65,690              100,000        30,000         204,593          -0-

---------------

(1) Based on $4.75, the last sale price of the Company's Common Stock on December 31, 1996.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Directors who are not full-time employees of the Company receive a fee of $3,000 per quarter, plus $1,000 for each Board meeting attended and $750 for each Committee meeting attended on a day other than the date of a regular meeting of the Board, and are reimbursed for any travel expenses incurred. The Chairman of the Board, in lieu of the above retainer and meeting fees, is paid a fee of $12,500 per quarter.

     In addition, in order to reflect his services as part of the Office of the President, Mr. Byrnes' director compensation for the period from January 1, 1997 to October 1, 1997 was adjusted to the rate of $12,500 per quarter, less the aggregate amount of any other retainer fees and meeting fees paid to him during that period. See "Change of Control Severance Agreements."

CHANGE OF CONTROL SEVERANCE AGREEMENTS

     Prior to the Merger, Tokos and Healthdyne had certain Change of Control Agreements with the Named Executive Officers, the terms of which were assumed by the Company, as follows:

     Tokos: During 1994 and 1995, Tokos entered into employment agreements with Mr. Byrnes, Ms. Bayer and certain other officers of Tokos who did not become executive officers of the Company. These agreements provided for severance payments and certain benefits in the event of a voluntary or involuntary termination upon a "change of control," a "termination for failure to renew" and a "termination other than for cause." The executive officers were not entitled to any compensation or benefits if they were "terminated for cause." A "termination for failure to renew" meant a failure to renew or extend the term of the agreement beyond the December 31, 1996 termination date or any extension thereof. A "termination other than for cause" was defined as constructive termination of the executive officer or material breach of the employment agreement by Tokos. A "termination for cause" was defined as a termination for any willful dishonesty towards, fraud upon or deliberate injury to Tokos by the executive officer.

     Amendments to the employment agreements described above were approved by Tokos, executed on October 2, 1995 and became effective on the Merger Date. The amendments increased the amount of severance and other cash compensation payable in the event of a termination upon a "change of control" or "termination for failure to renew" from 18 months continuation of salary plus 150% of the highest bonus earned by the employee, to an amount equal to three times the executive officer's average annual base salary and other income derived from Tokos or the Company which is reportable for federal tax purposes for the five years ending prior to the date of termination. The amount of severance payable under the employment agreements was limited to amounts which are deductible by the Company under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the covenants against competition and soliciting customers and employees included in the employment agreements were revised to provide greater protection to Tokos and the Company.

     The employment agreements of Mr. Byrnes and Ms. Bayer were not renewed by the Board of Directors of the Company and expired at the end of their stated term on December 31, 1996, thereby entitling each employee to severance compensation based upon a "termination for failure to renew." The Board of Directors, in return for an agreement by Ms. Bayer to continue her employment beyond the expiration of the employment agreement for a limited period of time, agreed to accelerate the payment of Ms. Bayer's severance and other cash compensation into a lump sum amount payable upon the termination of such additional employment period. On or about March 14, 1997, Ms. Bayer's employment terminated and she was paid $701,606 in cash compensation as severance and an agreement not to compete, and she was provided with a continuation for a three year period of time of the fringe benefits to which she was entitled under the employment agreement.

     As a result of the nonrenewal of his employment agreement, Mr. Byrnes' employment with the Company terminated on December 31, 1996 and he became entitled to cash compensation for severance and an agreement not to compete. Although certain items were initially in dispute, it was agreed that Mr. Byrnes would receive (i) $2.6 million in aggregate cash compensation payable in three installments of $1.6 million, $500,000 and $500,000 on October 1, 1997, January 10, 1998 and January 10, 1999, respectively, (ii) a revision in the method of calculating the retirement benefit to which Mr. Byrnes was otherwise entitled at age 65 to reflect his rate of annual compensation at the Company as his base rate of compensation and to add two additional years of service to the vesting calculation, (iii) a six month extension to the three year period of time for continuation of fringe benefits, (iv) a stock option to acquire 60,000 shares of Common Stock at a price per share equal to the fair market value of such stock on the date of grant, and (v) an amendment of the existing $3.5 million of indebtedness incurred by Mr. Byrnes while at Tokos and owing to the Company to eliminate interest under certain circumstances, to extend the maturity from January 1, 1999 to June 30, 2002, and to provide that in the event the Common Stock of the Company does not trade at or above $10 per share for fifteen consecutive trading days prior to the maturity date of the amended note the indebtedness can be repaid at any time after October 1, 2000 by the surrender of the 500,000 shares of the Company's Common Stock held as collateral regardless of the price of such shares when surrendered. After reaching agreement on this matter, Mr. Byrnes and the four other former Tokos Directors resigned from the Board of Directors of the Company.

     Healthdyne: In February 1988, Healthdyne entered into agreements with Messrs. Petit, Millard, Burkey and certain other officers of Healthdyne who did not become officers of the Company, entitling such executive officers to certain benefits upon specified terminations of employment within three years following a "change in control" of Healthdyne. The Merger, as well as several other transactions engaged in by Healthdyne prior to the Merger, constituted a "change in control" under these agreements. Each agreement provided that in the event of a "change in control" of Healthdyne, the executive officer concerned would be entitled to certain benefits upon his subsequent termination of employment during the term of the agreement unless such termination is (i) because of his death, disability or retirement, (ii) by the Company for cause, or (iii) with respect to termination by the executive officer, other than for "good reason." Under these agreements, a number of circumstances entitle the executive officer to treat a good faith termination on his part as being a termination for "good reason." These include an adverse change in the executive officer's compensation, discontinuation of certain benefits, the assignment of duties inconsistent with his status or duties in effect immediately prior to the "change in control," the relocation of the Company's principal executive office to a location outside of Marietta, Georgia or requiring the executive officer to be based anywhere other than the Company's principal executive office.

     Under the agreements, if an executive officer's employment with the Company terminates following the consummation of a "change in control" other than under the circumstances set forth in clauses (i), (ii), or

(iii) of the preceding paragraph, the executive officer will be entitled to receive his full base salary through the date of termination and a lump sum severance payment equal to three times the executive officer's average annual salary and other income derived from Healthdyne or the Company which is reportable for federal tax purposes for the five years ending prior to the date of termination. In addition, such executive officer will be entitled to receive, for a period of three years after the date of termination, all life, disability and health insurance coverage, automobile allowances and other fringe benefits equivalent to those in effect at the date of termination and is entitled to receive additional amounts, if any, relating to any excise taxes imposed on the executive officer as a result of Section 280G of the Internal Revenue Code.

     Healthdyne entered into amended and restated agreements with each of the executive officers mentioned above and a new agreement with Frank D. Powers (the "Restated Agreements") upon the effective date of the Merger, which superseded the prior agreements described above. The Restated Agreements did not increase the amount of compensation payable upon a "change of control," but acknowledged that the Merger constituted a "change in control," as defined in the Restated Agreements, and extended the term of the Restated Agreements from a term ending in February 1997 to a term ending three years after the Merger. In addition, under the Restated Agreements the executive officer agrees to comply with certain protective covenants not to compete which, for a period of three years following the later of the Merger Date or the effective time of any other "change in control" of the Company that occurs within three years after the Merger Date and during the executive officer's continued employment with the Company, prohibit the executive officer from competing with the Company or soliciting customers or personnel of the Company. The Restated Agreements otherwise are substantially similar to the change in control agreements previously in effect.

     Mr. Petit, the Chairman of the Board of Directors, terminated his employment as an employee of the Company for "good reason" in December 1996 and became entitled to receive compensation in the amount of $4,307,600 under his Restated Agreement, plus a continuation of his fringe benefits for a period of three years. Although entitled by the express terms of his agreement to a lump sum payment of this amount, Mr. Petit voluntarily agreed to accept payments in annual installments over a three year period without interest.

     Mr. Burkey, the Senior Vice President and General Counsel of the Company, informed the Company in October 1997 that he will be terminating his employment for "good reason", but at the request of the Company has agreed to continue to provide services to the Company on a full-time basis through the end of 1997 in order to assist in the transition of his duties and thereafter if requested by the Company on a part-time basis. At such time, he will become entitled to receive compensation in the approximate amount of $1,400,000 under his Restated Agreement, plus a continuation of fringe benefits for a period of three years.

PENSION PLAN

     The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under the Company's nonqualified pension plan, which provides benefits based on remuneration that is covered under the plan and years of service with the Company and its affiliates.

                               PENSION PLAN TABLE

                                                             YEARS OF SERVICE
                                       -------------------------------------------------------------
REMUNERATION                             10        15         20         25         30         35
------------                           -------   -------   --------   --------   --------   --------
 $ 75,000............................  $ 7,000   $18,250   $ 29,500   $ 29,500   $ 29,500   $ 29,500
  100,000............................   14,500    29,500     44,500     44,500     44,500     44,500
  125,000............................   22,000    40,750     59,500     59,500     59,500     59,500
  150,000............................   29,500    52,000     74,500     74,500     74,500     74,500
  175,000............................   37,000    63,250     89,500     89,500     89,500     89,500
  200,000............................   44,500    74,500    104,500    104,500    104,500    104,500

     Unless otherwise agreed, remuneration covered by the benefit award is based on the average base salary of the executive for the three years in which his base salary is the highest. This amount for each of the Named Executive Officers participating in the plan as of the end of the last fiscal year was $370,417, $350,000, $195,757, $218,667, $166,700 and $206,060 for Mr. Petit, Mr. Byrnes,
Mr. Millard, Ms. Bayer, Mr. Powers
and Mr. Burkey, respectively. The estimated years of service for each Named Executive Officer as of the end of the last fiscal year was 24 years for Mr. Petit, 16 years for Mr. Byrnes, 10 years for Mr. Millard, 6 years for Ms. Bayer, 14 years for Mr. Powers and 14 years for Mr. Burkey. Benefits shown are computed as a diminishing single life annuity beginning at age 65 with annual reductions equal to the annual increases in primary social security benefits.

     In the event of a "change of control" of the Company as defined in the benefit awards, all benefits accrued to date immediately vest and each Named Executive Officer may require the Company to place in trust for the Named Executive Officer's benefit an amount of money equal to the present value of the participant's accrued retirement benefit and, on an annual basis thereafter, to make additional contributions to such trust for any additional benefit accruals of the Named Executive Officer. The Merger was deemed to be a "change of control". The Named Executive Officers who received these benefit awards and the amounts that the Company would be required to place in trust for each such Named Executive Officer as of December 31, 1996, if requested thereunder, was as follows: Parker H. Petit -- $998,000; Robert F. Byrnes -- $334,000; Donald R. Millard -- $158,583, Terry P. Bayer -- $-0-; Frank D. Powers -- $159,000; and J. Brent Burkey -- $242,000.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the stock performance graph shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON CORPORATE COMPENSATION

     Overall Objectives and Approach. Prior to the Merger, the levels of compensation of the Named Executive Officers were determined by the respective Compensation Committees and Board of Directors of the companies (Tokos or Healthdyne) by whom such individuals were employed. Although certain adjustments were made to reflect revised responsibilities following the Merger and the consolidation of benefit plans, in 1996 the Company did not undertake an overall review of its compensation programs for executives. In 1997 the Company engaged William M. Mercer, Incorporated ("Mercer"), a recognized consulting firm with a specialty in employee compensation and headquartered in Atlanta, Georgia, to conduct a review of its overall compensation program, including base compensation, incentive compensation and stock option programs and to compare the Named Executive Officers to positions of similar responsibility at other companies both within and outside of the healthcare industry. A report was presented by Mercer to the Compensation Committee in April 1997 and, in part, formed the basis for the Compensation Committee 1997 compensation recommendations.

     In making its compensation determinations, the Compensation Committee evaluates, on both an absolute and relative basis, a variety of Company financial results (including sales, earnings, return on equity, return on assets and balance sheet strength), market share and competitive position, the potential for future growth, the overall importance of the individual to the organization, the individual and group performance of senior management, and compensation levels at comparable companies, especially within the healthcare industry. In formulating its determinations, it recognizes and rewards achievements on an annual basis, while emphasizing the value and importance of sustained long-term performance and recognition of developing trends within the healthcare industry. The Compensation Committee reviews information prepared or compiled by or on behalf of the Company, as well as the business experience of the individual members of the Compensation Committee.

     Cash Compensation. Officers and other employees are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to the Company. The actual base pay level for each officer is based on a combination of experience, performance and other factors that are determined to be important by the Committee. The salary of most officers is generally reviewed annually at the beginning of each year, with the amount of any increases based on factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance. Raises in salaries were granted in 1996 and 1997 based upon the factors described above, as well as recognition that no increases in salary levels had been granted to executive officers of Tokos during the year preceding the Merger.

     Except for a limited number of discretionary bonuses paid to employees other than the Named Executive Officers, bonuses were not paid under the incentive bonus plan for 1996 which was based upon a financial formula and the performance of the Company in comparison to its operating budget. A similar bonus program based upon Company achievement as compared to budgeted goals is in effect for 1997. In the Compensation Committee's view, the cash compensation set out in the Summary Compensation Table appropriately reflects the above factors in the context of the current competitive environment and historical practices.

     Stock Options. The Company grants stock options to a substantial number of its employees, a policy followed since the Merger. The grants generally have been based on guidelines that take salary level, tenure, individual performance rating and importance to the Company into account. Stock options have been granted at exercise prices equal to the market price on the date of grant, typically become exercisable in three annual installments commencing on the first anniversary of the grant, and expire on the tenth anniversary. The Mercer report recommended that the Company continue its practice of granting stock option incentives, but consider concentrating the number of options granted among a smaller group of employees with adjustments in the vesting schedule and amount of future option grants based upon the financial performance of the Company. The Compensation Committee has begun to implement these recommendations.

     CEO Compensation. Mr. Byrnes was compensated for his services pursuant to an employment agreement originally entered into with Tokos, as amended in contemplation of the Merger. The compensation of Mr. Byrnes as CEO of the Company in 1996 reflected both the level of compensation paid to Mr. Petit as CEO of Healthdyne prior to the Merger and the fact that Mr. Byrnes had not received an increase in salary at Tokos since 1992.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                Parker H. Petit, (ex-officio non-voting member)
                                Morris S. Weeden
                              Frederick P. Zuspan

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is responsible for executive compensation decisions as described above. During 1996, the Compensation Committee consisted of Craig T. Davenport, Thomas W. Erickson, Carl E. Sanders and Morris S. Weeden, with Mr. Parker H. Petit and Mr. Robert F. Byrnes participating as ex-officio non-voting members of the Compensation Committee. Mr. Sanders is the Chairman of a law firm which provided legal services to the Company during 1996 and which will provide legal services to the Company in the future. Mr. Sanders resigned as a member of the Compensation Committee in February 1997, at which time Dr. Zuspan was elected to fill the vacancy created by Mr. Sanders' resignation on the Compensation Committee.

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for the periods in question for the Company, the S&P 500 Index and the S&P Healthcare Composite Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at April 1, 1996 (the first day of the first full month of trading of the Common Stock of the Company), and that all dividends (there were none) were reinvested. The Company's Common Stock commenced trading on March 8, 1996; closing at a price of $8.875 on that date and $8.375 on April 1, 1996.

        Measurement Period          Matria Healthcare,                      S&P HealthCare
      (Fiscal Year Covered)                Inc.           S&P 500 Index        Composite
April 1, 1996                                   100.00             100.00             100.00
1996                                             56.72             116.70             116.23
1997 through Sept. 30                            71.64             151.14             151.93

CERTAIN TRANSACTIONS

     The following indebtedness formerly due to Tokos and Healthdyne became due and owing to the Company upon the Merger Date:

     In July 1981, 248,000 shares of common stock reserved under the Healthdyne 1981 Incentive Stock Option Plan were sold to Mr. Petit for $1.33 per share in exchange for $330,000 principal amount of an 8% promissory note (the "1981 Promissory Note") payable in four years and secured by the purchased shares. Healthdyne's Board of Directors extended the maturity date of the 1981 Promissory Note, forgave interest accrued thereon from July 1985 through December 1987, and stayed the accrual of any additional interest until the stock was sold. The maximum outstanding principal indebtedness of Mr. Petit to the Company since the Merger Date was $873,182, of which $325,800 related to the 1981 Promissory Note, $350,000 to a loan evidenced by a promissory note, dated September 24, 1992 bearing interest at a floating rate which was 8.25% at year end, payable on December 31, 1996, $100,000 related to a loan evidenced by a promissory note, dated March 16, 1993, bearing interest at a floating rate which was 8.25% at year end, payable on demand, and $125,000 related to a loan evidenced by a promissory note, dated June 27, 1994, bearing interest at a floating rate which was 8.25% at year end, payable on demand. In connection with his termination of employment, Mr. Petit repaid in full all indebtedness outstanding to the Company on December 31, 1996.

     Mr. Byrnes was indebted to the Company in the aggregate amount of $3,414,107 (the maximum amount outstanding in 1996) as of December 31, 1996 and $3,500,000 as of November 1, 1997. The indebtedness was evidenced by a series of promissory notes, bearing interest at 6% per annum, and was secured by an aggregate of 930,013 shares of Common Stock having an aggregate value of $4,417,562 on December 31, 1996 and $5,580,078 on September 30, 1997.
Approximately one-third of such indebtedness represented 6% interest bearing promissory notes delivered by Mr. Byrnes to Tokos to exercise stock options issued under Tokos' 1985 and 1995 Stock Option Plans. The remainder represented interest bearing loans of $1,012,000 and $900,000 advanced by Tokos to Mr. Byrnes to extinguish a third party debt he initiated to pay the taxes associated with stock option exercises. The Company understands that the Board of Directors of Tokos approved these tax loans so that Mr. Byrnes would not be forced to sell shares of Tokos stock to repay this tax related debt. Mr. Byrnes' indebtedness to the Company was otherwise due and payable on December 31, 1996, but payment thereof was deferred by the terms of his employment agreement, which provided that the payment of any loans due and owing by Mr. Byrnes to the Company on the date of his termination of employment would become due and payable two years after the effective date of the termination or one year after re-employment, whichever is sooner. As discussed previously under "Change of Control Severance Agreements," the parties further revised the terms of and collateral for this indebtedness in connection with the termination of Mr. Byrnes' employment. Among other things, interest was deferred unless and until the price of Common Stock of the Company trades at or above $10 per share for fifteen (15) consecutive trading days, the maturity date was extended, the collateral was reduced to 500,000 shares of Common Stock having an aggregate value of $2,375,000 on December 31, 1996 and $3,000,000 on September 30, 1997, and the Company agreed that the loans could be repaid in full after October 1, 2000 by the tender of the collateral if the Common Stock of the Company does not trade at or above the $10 price. In order to facilitate the settlement, Messrs. Millard, Powers and Burkey agreed to guarantee the payment of up to $300,000 of such indebtedness in the event that the value of the shares of Common Stock if and when surrendered is insufficient to repay the Company in full and Mr. Byrnes is not otherwise obligated to pay the same.

     Mr. Carl E. Sanders, a director of the Company, is also the Chairman of Troutman Sanders LLP, a law firm based in Atlanta, Georgia which provided certain legal services to the Company in fiscal year 1996 and is expected to be retained by the Company in the future.

                    2. APPROVAL OF 1997 STOCK INCENTIVE PLAN

     The Board of Directors has approved and recommends the stockholders of the Company approve the adoption of the Matria Healthcare, Inc. 1997 Stock Incentive Plan (the "1997 Stock Plan"). Approval of the 1997 Stock Plan by the stockholders is intended, among other things, to qualify options and stock appreciation rights ("SARs") granted under the 1997 Stock Plan to certain executive officers of the Company as

"performance-based compensation," which is not subject to the limits on deductibility of Section 162(m) of the Code, described further below.

PURPOSE OF THE 1997 STOCK PLAN

     In large part as a result of stock options granted to a broad group of employees following the Merger and recent grants to the newly elected Chief Executive Officer and Chief Operating Officer, the Company does not have sufficient shares available for future grants under its previously approved stock option plan. The Board of Directors believes that stock options are an important element of the Company's compensation package, particularly for senior employees. The purpose of the 1997 Stock Plan is to provide incentives to selected individuals and entities for increased efforts and successful achievement on behalf of or in the interest of the Company. To have options, SARs or stock granted to them under the Plan, eligible individuals shall be such employees, officers, independent contractors and consultants of the Company or an Affiliate as the Board of Directors or Stock Option Committee (in either event, the "Committee"), in its discretion, shall designate from time to time. As of November 4, 1997, the Company employed 852 persons and approximately 35 independent contractors and consultants.

     The 1997 Stock Plan has three components: a stock option component, a stock bonus/stock purchase component and a SAR component. The stock option component of the 1997 Stock Plan provides a means whereby participants are given an opportunity to purchase shares of the Company's Common Stock pursuant to: (i) options that may qualify as incentive stock options ("ISOs") under Section 422 of the Code, or (ii) nonqualified stock options ("NQSOs"). ISOs may be granted only to persons who are officers or employees of the Company or any of its subsidiaries. ISOs may not be granted to any person who, at the time that the ISO is granted owns stock possessing more than 10% of the combined voting power of all classes of the Company's stock or any of the Company's subsidiaries stock ("10% Stockholders"), unless the exercise price of the shares of the Company Common Stock covered by the option is at least 110% of the fair market value of such shares at the date of grant and such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

     Except for 10% Stockholders, ISOs may be granted under the stock option component of the 1997 Stock Plan for terms up to ten years from the date of grant. Except for 10% Stockholders, the exercise price of ISOs granted under the 1997 Stock Plan must be at least equal to 100% of the fair market value of the Company's Common Stock as of the date of grant. The exercise price of NQSOs granted under the 1997 Stock Incentive Plan must be at a price determined by the Committee. However, NQSOs granted to the chief executive officer or the four other most highly compensated officers of the Company (referred to herein as "Covered Employees") must have an exercise price which is not less than the fair market value of the shares covered by the option on the date the option is granted.

     The stock bonus/stock purchase component of the 1997 Stock Plan provides a means whereby participants in the 1997 Stock Plan may receive bonuses of shares of the Company's Common Stock or the right to purchase shares of the Company's Common Stock, subject to the restrictions, if any, imposed by the Committee. The purchase price for rights to purchase shares of the Company's Common Stock granted under the 1997 Stock Plan will be at a price determined by the Committee. Stock bonuses may be granted under the 1997 Stock Plan with such terms and provisions and for such consideration, if any, as may be determined by the Committee.

     The SAR component of the 1997 Stock Plan provides a means whereby participants may receive compensation based on appreciation in value of the Company's Common Stock after the date of grant. SARs may be granted either separately or in tandem with stock options, as determined by the Committee.

     Although the Company reserves the right to utilize both the stock bonus/stock purchase and SAR components of the 1997 Stock Plan, the Company, as well as Tokos and Healthdyne, historically issued ISOs and NQSOs only, and the Company anticipates that this trend will continue. The 1997 Stock Plan is administered by the Committee. The Committee has broad discretion, subject to the terms of the 1997 Stock Plan, to determine the persons entitled to receive options, stock bonuses, SARS or the right to purchase shares of the Company's Common Stock, the terms and conditions thereof, and the number of shares for which such options, bonuses of stock, rights to purchase stock and SARS may be granted. The Committee also has discretion to determine the nature of the consideration to be paid upon the exercise of any option or right to purchase stock granted under the 1997 Stock Plan; provided that such consideration may, in the case of options, at the discretion of the Committee, consist of: (i) shares of the Company's Common Stock; (ii) an irrevocable direction to a broker to sell shares of the Company's Common Stock and deliver all or a portion of the proceeds to the Company in payment of the exercise price; (iii) a promissory note with such terms as the Committee shall approve; or (iv) any combination of the foregoing. Grants made under the 1997 Stock Plan to Covered Employees may be made only by a subcommittee (referred to herein as the "Section 162(m) Subcommittee") of the Committee which is composed solely of two or more "outside directors," as such term is defined in Section 162(m) of the Code and the Regulations thereunder. Further, the effectiveness of any grant to a Covered Employee under the 1997 Stock Plan is contingent upon stockholder approval of the 1997 Stock Plan.

     The Company also has the discretion to provide in any stock option, SAR, stock bonus or stock purchase agreement under the 1997 Stock Plan that, in the event of a change of control or a corporation transaction, any such option or SAR will become immediately exercisable and any stock covered by a stock bonus or stock purchase award will become released from any restrictions on transfer and repurchase or forfeiture rights. Under the 1997 Stock Plan, a "change of control" occurs upon (i) the acquisition of more than 50% of the voting power of the Company by any person or more than one person acting as a group, or (ii) a change in the composition of the members of the Board over a three-year period or less to include a majority of persons not serving on the Board at the beginning of the period or nominated by such persons. Under the plan, a "corporate transaction" consists of approval by the stockholders of (i) a merger or consolidation in which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, or (iii) any reverse merger or other acquisition or business combination in which the Company is the surviving entity in which holders of the Company's voting securities prior to the merger do not own at least 50% of the voting power in the Company after the merger.

     Options, stock bonuses and rights to purchase the Company's Common Stock may be granted under the 1997 Stock Plan to exercise or purchase an aggregate of not more than 1,800,000 shares of the Company's Common Stock. The aggregate number of shares of the Company's Common Stock as to which incentive stock options may be granted under the 1997 Stock Plan shall not exceed 1,800,000 (subject to adjustment to reflect certain corporate transactions). The 1997 Stock Plan contains a $100,000 limitation on the aggregate fair market value of ISOs which become exercisable in any calendar year. In addition, under the 1997 Stock Plan, the maximum number of shares of stock with respect to which SARs or options to acquire stock may be granted, or sale or bonus grants of stock may be made, to any individual per calendar year shall not exceed 500,000 shares (subject to adjustment to reflect certain corporate transactions).

     Awards under the 1997 Stock Plan will be based on guidelines that take salary level, tenure, individual performance rating and importance to the Company into account. Accordingly, future awards ("new plan benefits") under the 1997 Stock Option Plan are not determinable at this time. Reference is made to the sections captioned "Executive Compensation," "Stock Options" and "Stock Option Exercises" at pages 6 to 10 of this proxy statement for detailed information on stock incentive awards and exercises of such awards by certain executive officers under the 1996 Stock Plan since the Merger Date.

     The 1997 Stock Plan cannot be amended without stockholder approval to materially increase the number of shares of Common Stock available under the plan or to materially modify the eligibility requirements for participation in the plan.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. If an option under the 1997 Stock Plan is treated as an ISO, the optionee generally recognizes no regular taxable income as the result of the grant or exercise of the option. However, an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price is classified as an item of alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax.

     The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (see below).

     Upon a sale or exchange of the shares at least two years after the grant of an ISO and one year from exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

     If an optionee disposes of shares acquired upon exercise of an ISO prior to completion of either of the above holding periods, the optionee will have made a "disqualifying disposition" of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition if the optionee's total compensation is deemed reasonable in amount.

     The optionee also will recognize capital gain or loss on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph). Any such capital gain or loss resulting from a disqualifying disposition of shares acquired upon exercise of an ISO will be long-term capital gain or loss if the shares with respect to which such gain or loss is realized have been held for more than twelve months and will qualify for the lowest rate under the capital gains tax if held for at least 18 months.

     Nonqualified Stock Options. An optionee generally recognizes no taxable income as the result of the grant of an NQSO, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of an NQSO, an optionee will normally recognize ordinary compensation income for federal tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price. Optionees who are employees will be subject to withholding with respect to income recognized upon exercise of a NQSO.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, so long as the optionee's total compensation is deemed reasonable in amount.

     Upon a sale of shares acquired pursuant to the exercise of an NQSO, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than twelve months and will qualify for the lowest rate under the capital gains tax if held for at least 18 months.

     Stock Bonus/Stock Purchase. The federal income tax treatment of individuals who receive property in connection with the performance of services is governed by Section 83 of the Code. That section requires that the recipient of the property recognize income from the transfer in an amount equal to the excess of the fair market value of the property received over the amount (if any) paid for the property. Income is recognized by the recipient in the first year in which the rights of the recipient to the property become "vested," i.e., are transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. The income is taxable at ordinary income rates and (in the case of participating individuals who are employees) is subject to withholding of income and applicable employment taxes at the time of vesting.

     Under the 1997 Stock Plan, participating individuals may or may not pay any consideration for stock transferred to them under the stock bonus/stock purchase component of the Plan, and the stock transferred may or may not be subject to restrictions. If stock is granted to a recipient without restrictions, the recipient will recognize ordinary income (calculated as described in the preceding paragraph) in the recipient's taxable year in which the stock is granted.

     If stock granted under the 1997 Stock Plan is nontransferable and subject to a substantial risk of forfeiture, then (unless an election is made under Section 83(b) of the Code, as described in the next paragraph), recipients of stock will recognize taxable income as of each date on which they become vested in stock received under the 1997 Stock Plan in the amount of the fair market value of the stock then vesting (less the amount, if any, paid for such stock).

     Participating individuals may elect under Section 83(b) of the Code to report as taxable income in the year of award an amount equal to the stock's fair market value at the date of award (less the amount, if any, paid for such stock). If such an election is made, the electing employee is not required thereafter to report any further compensation income upon becoming vested in the stock covered by the election. Such an election must be made within 30 days of receipt of the stock. Such election may not be revoked except with the consent of the government. Participating individuals making this election who are employees will be subject to withholding with respect to the taxable income they recognize at the time the stock is awarded to them.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individuals, so long as the individual's total compensation is deemed reasonable in amount. Dividends paid on stock transferred under the 1997 Stock Plan are generally treated as additional compensation prior to vesting, but are treated as true dividends after vesting (or after a Section 83(b) election). Dividends are not deductible by the Company.

     Participating individuals will recognize gain upon the disposition of their stock equal to the excess of (a) the amount realized on such disposition over
(b) the ordinary income recognized with respect to their stock under the principles set forth above (plus the amount, if any, paid for such stock). That gain will be taxable as long or short term capital gain depending on the period held.

     If a participating individual disposes of his or her stock for an amount less than the amount of ordinary income recognized with respect to the stock (plus the amount, if any, paid with respect to the stock), he or she will generally recognize a capital loss (long or short-term, depending on the holding period) equal to the difference between any ordinary income recognized with respect to the stock under the principles described previously (plus the amount, if any, paid for the stock) and the amount realized upon disposition of the stock. If a participating individual forfeits unvested stock with respect to which no Section 83(b) election has been made upon termination of employment, he or she will generally recognize ordinary income or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture. If a participating individual forfeits unvested stock with respect to which a Section 83(b) election has been made upon termination of employment, he or she will generally recognize a capital gain or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture, but no loss or deduction is allowed with respect to the amount previously included in income as a result of the Section 83(b) election.

     SARs. Recipients of SARs generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of an SAR.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as the individual's total compensation is deemed reasonable in amount.

     Participating individuals will recognize gain upon the disposition of any stock received on exercise of an SAR equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to such stock under the principles set forth above. That gain will be taxable as long or short term capital gain depending on whether the stock was held for at least one year and will qualify for the lowest rate under the capital gains tax if held for at least 18 months.

     Section 162(m) of the Code. Under Section 162(m) of the Code, compensation paid to any Covered Employee is potentially nondeductible by the Company to the extent that it exceeds $1,000,000. However, certain "performance-based compensation" is exempt from the $1,000,000 cap on deductibility. The 1997 Stock Plan contains provisions designed to qualify options and SARs granted thereunder to Covered Employees as "performance-based compensation" under Section 162(m). These provisions include: (1) grants to Covered Employees are made only by the Section 162(m) Subcommittee; (2) the 1997 Stock Plan states a maximum number of shares with respect to which options or SARs may be granted to any individual per calendar year; (3) in the case of grants to Covered Employees, the option exercise price must be at least equal to the fair market value of the stock on the date the option is granted; and (4) the effectiveness of grants to Covered Employees is contingent upon stockholder approval of the 1997 Stock Plan.

MARKET PRICE OF THE COMMON STOCK

     The closing price of the Common Stock as reported on the Nasdaq National Market System was $6.00 per share on October 28, 1997. As of such date, the aggregate market value of the shares of Common Stock issuable under the 1997 Stock Plan was $10,800,000.

TEXT OF THE PLAN

     The preceding summary of the 1997 Stock Plan is qualified in its entirety by reference to the complete text of the 1997 Stock Plan which is set forth in Exhibit A to this proxy statement.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                 THE ADOPTION OF THE 1997 INCENTIVE STOCK PLAN

                              INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick LLP to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1997. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate stockholder questions.

                  STOCKHOLDER PROPOSALS AT THE COMPANY'S NEXT
                         ANNUAL MEETING OF STOCKHOLDERS

     Stockholders of the Company who intend to submit proposals to the Company's 1998 Annual Meeting of Stockholders must submit such proposals to the Company in accordance with the Company's Bylaws, in order for such proposal to be presented to the 1998 Annual Meeting and to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with that meeting. The Company's Bylaws provide that to be timely a stockholder's proposal must be delivered to or mailed and received at the Company's principal executive offices not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than forty days' notice or prior public notice of the date of the annual meeting is given or made to stockholders, a stockholder's proposal, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice was mailed or such public disclosure was made, whichever first occurs. Stockholder proposals should be submitted to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Corporate Secretary.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Act"), requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports with the SEC regarding beneficial ownership of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements of the Act in all instances with the exception of late filings with respect to the reporting of two transactions relating to (i) the exercise of a stock option by Donald R. Millard and (ii) the disposition of Common Stock by gift by Parker H. Petit.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     The Company will furnish without charge an additional copy of its 1996 Annual Report to Stockholders and a copy of its Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 1996 including financial statements and schedules, to any record or beneficial owner of its Common Stock as of November 4, 1997 upon written or oral request of such person. Requests for such copies should be directed to:

          Matria Healthcare, Inc.
          1850 Parkway Place
          Marietta, Georgia 30067
          Attention: J. Brent Burkey, Secretary
          (770) 767-4500

     If the person requesting such Reports was not a stockholder of record on November 4, 1997, the request must include a representation that such person was a beneficial owner of the Common Stock on that date. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibit(s).

                                    GENERAL

     Management does not know of any other business to come before the 1997 Annual Meeting. If, however, other matters do properly come before the 1997 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          /s/ J. Brent Burkey
                                          J. Brent Burkey
                                          Secretary

November 5, 1997

                                                                       EXHIBIT A

                            MATRIA HEALTHCARE, INC.
                           1997 STOCK INCENTIVE PLAN

1. ESTABLISHMENT, PURPOSE, AND DEFINITIONS.

     (a) Matria Healthcare, Inc. (the "Company") hereby adopts the Matria Healthcare, Inc. 1997 Stock Incentive Plan (the "Plan").

     (b) The purpose of the Plan is to allow the Company to attract and retain eligible individuals (as defined in Section 5 below) and to provide incentives to such individuals for their services, increased efforts, and successful achievements on behalf of or in the interests of the Company and its Affiliates and to maximize the rewards due them for those efforts and achievements. The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of common stock, $0.01 par value per share, of the Company (the "Stock") pursuant to options which may qualify as incentive stock options (referred to as "incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and employees, officers, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as "non-qualified stock options"). The Plan also provides for the sale or bonus grant of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates. Finally, the Plan authorizes the grant of stock appreciation rights ("SARs"), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.

     (c) The term "Affiliate" as used in the Plan means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company that become such after adoption of the Plan.

2. ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to Section 2(f) below, the Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee"). If required by Rule 16b-3 (or any successor thereto) promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"): (i) the Committee shall consist of two (2) or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3; and (ii) none of the members of the Committee shall receive, while serving on the Committee, or during the one-year period preceding appointment to the Committee, a grant or award of equity securities under the Plan or under any other plan of the Company or its Affiliates under which the participants are entitled to acquire Stock (including restricted stock), stock options, stock bonuses, related rights, or stock appreciation rights of the Company or any of its Affiliates, other than pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chair of the Committee and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to the "Committee" shall be construed to refer to the Board.

     (b) The Committee shall determine which eligible individuals (as defined in Section 5 below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock, and the number of shares subject to such options).

     (c) The Committee shall also determine which eligible individuals (as defined in Section 5 below) shall be granted or issued SARs or Stock (other than pursuant to the exercise of options) under the Plan, the timing of such grants or issuances, the terms thereof (including any restrictions and the consideration, if any, to be paid therefor), and the number of shares or SARs to be granted.

     (d) The Committee may amend the terms of any outstanding option or SAR granted under this Plan, but any amendment that would adversely affect the holder's rights under an outstanding option or SAR shall not be made without the holder's written consent. The Committee may, with the holder's written consent, cancel any outstanding option or SAR or accept any outstanding option or SAR in exchange for a new option, SAR, or Stock under the Plan on such terms determined by the Committee. The Committee also may amend any stock purchase agreement or stock bonus agreement relating to sales or bonuses of Stock under the Plan, but any amendment that would adversely affect the individual's rights to the Stock shall not be made without his or her written consent.

     (e) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options, SARs, or Stock granted or issued under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

     (f) Notwithstanding the foregoing provisions of this Section 2, grants of options or SARs or Stock to any "Covered Employee," as such term is defined by
Section 162(m) of the Code, shall be made only by a subcommittee of the Committee which, in addition to meeting other applicable requirements of this
Section 2, is composed solely of two (2) or more outside directors within the meaning of Section 162(m) of the Code and the regulations thereunder (the "Subcommittee") to the extent necessary to qualify such grants as "performance-based compensation" under Section 162(m) of the Code and the regulations thereunder. In the case of grants to Covered Employees, references to the "Committee" shall be deemed to be references to the Subcommittee, as specified above.

3. FAIR MARKET VALUE.

     Where this Plan uses the term "fair market value" in connection with the Stock, such fair market value shall be determined by the Committee as follows:

          (a) If the Stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ National Market, its fair market value shall be the closing selling price for such stock on the principal securities exchange or national market system on which the Stock is at the time listed for trading. If there are no sales of Stock on that date, then the closing selling price for the Stock on the next preceding day for which such closing price is quoted shall be determinative of fair market value; or

          (b) If the Stock is not traded on an exchange or national market system, its fair market value shall be determined in good faith by the Committee, and such determination shall be conclusive and binding on all persons.

4. STOCK SUBJECT TO THE PLAN.

     (a) Subject to adjustment pursuant to Section 4(c) below, the aggregate number of shares of Stock available for issuance under the Plan and during the life of the Plan shall be 1,800,000 shares of Stock (subject to adjustment pursuant to Section 4(c) below).

     (b) If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares of Stock that were subject to such option, but as to which the option had not been exercised, shall continue to be available under the Plan. Any shares of Stock forfeited to the Company pursuant to the terms of agreements evidencing sales or bonus grants under the Plan shall continue to be available under the Plan.

     (c) If there is any change in the Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%)), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the outstanding options, SARs and stock purchase or stock bonus awards under the Plan, including adjustments to the aggregate number and kind of shares subject to the Plan, or to outstanding stock purchase or stock bonus agreements, or SAR agreements, and the number and kind of shares and the price per share subject to outstanding options.

5. ELIGIBLE INDIVIDUALS.

     Individuals who shall be eligible to have granted to them options, SARs, or Stock under the Plan shall be such employees, officers, independent contractors, and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

6. TERMS AND CONDITIONS OF OPTIONS AND SARS.

     (a) Each option granted pursuant to the Plan will be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

     (b) The Committee shall determine the term of each option granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than ten (10) years and that, in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the term of each incentive stock option shall be no more than five (5) years.

     (c) In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000. If the aggregate fair market value of stock with respect to which incentive stock options are exercisable by an optionee for the first time during any calendar year exceeds $100,000, such options shall be treated as non-qualified options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.

     (d) The exercise price of each incentive stock option shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. The exercise price of each non-qualified stock option shall be as determined by the Committee. Notwithstanding the foregoing,
(i) in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than one hundred ten percent (110%) of the fair market value of the Stock on the date the option is granted; and (ii) in the case of an option granted to a Covered Employee, the exercise price shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. The exercise price of an option or SAR shall be subject to adjustment to the extent provided in
Section 4(c) above, but, in the case of a grant to a Covered Employee, only to the extent such adjustment does not cause the grant to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder.

     (e) The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom the SARs are granted. The SAR agreement shall specify the term for the SARs covered thereby, the cash amount payable or securities issuable upon exercise of the SAR, and contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee.

     (f) Payment of the purchase price and any withholding amounts pursuant to
Section 11 upon the exercise of any option or SAR granted under this Plan shall be made in cash or by optionee's personal check, a certified check, a bank draft, or a postal or express money order payable to the order of the Company in lawful money of the United States; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the option price and any such withholding amounts in whole or in part (i) with shares of Stock owned by the optionee (provided that any shares of stock tendered for payment shall have been owned for a period of six (6) months, or such other period as in the opinion of the Committee shall be sufficient to avoid an accounting compensation charge with respect to the shares used to pay the option price); (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option.

     (g) In the event that the exercise price is satisfied by shares withheld from the shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option. Such additional option shall be subject to the provisions of Section 6(i) below.

     (h) The stock option agreement or SAR Agreement may contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee. If an option, or any part thereof, is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to qualify it.

     (i) The maximum number of shares of Stock with respect to which SARs or options to acquire Stock may be granted, or sales or bonus grants of Stock may be made, to any individual per calendar year under this Plan shall not exceed 500,000 shares (which number may be increased without shareholder approval to reflect adjustments under Section 4(c) above, to the extent such adjustment, in the case of a grant to a Covered Employee, does not cause the grant to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder). To the extent required to cause options granted to Covered Employees to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations thereunder, in applying the foregoing limitation with respect to an employee, if any option is canceled, the canceled option shall continue to count against the maximum number of shares for which options may be granted to the employee under this
Section 6(i). For this purpose, the repricing of an option shall be treated as a cancellation of the existing option and the grant of a new option to the extent required by Section 162(m) of the Code or the regulations thereunder. The preceding sentence shall also apply in the case of an SAR, if, after the award is made, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the fair market value of the Stock.

7. TERMS AND CONDITIONS OF STOCK PURCHASES AND BONUSES.

     (a) Each sale or bonus grant of Stock pursuant to the Plan will be evidenced by a written stock purchase agreement or stock bonus agreement, as applicable, executed by the Company and the person to whom such stock is sold or granted.

     (b) The stock purchase agreement or stock bonus agreement may contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee, including, not by way of limitation, the consideration, if any, to be paid for the Stock, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions.

8. USE OF PROCEEDS.

     Cash proceeds realized from the exercise of options granted under the Plan or from other sales of Stock under the Plan shall constitute general funds of the Company.

9. AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN.

     (a) The Board may at any time amend, suspend, or terminate the Plan as it deems advisable; provided that such amendment, suspension, or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders, and provided further that, except as provided in Section 4(c) above and Section 15 below, the Board shall in no event amend the Plan in the following respects without the approval of shareholders then sufficient to approve the Plan in the first instance:

          (i) to increase the maximum number of shares of Stock provided in
     Section 6(i) above, with respect to which restricted stock, SARs, or options to acquire Stock may be granted to any Covered Employee per calendar year under the Plan;

          (ii) to materially increase the number of shares of Stock available under the Plan, or to increase the number of shares of Stock available for grant of incentive stock options under the Plan; or

          (iii) to materially modify the eligibility requirements for participation in the Plan or the class of employees eligible to receive options under the Plan, or to change the designation or class of persons eligible to receive incentive stock options under the Plan.

     (b) No option or SAR may be granted nor may any Stock be issued (other than upon exercise of outstanding options) under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension, or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option or SAR previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on the tenth anniversary of the date of adoption of the Plan, unless previously terminated by the Board pursuant to this Section 9.

10. ASSIGNABILITY.

     To the extent required by Rule 16b-3, no option or SAR granted pursuant to this Plan shall be transferable by the holder except by operation of law or by will or the laws of descent and distribution; provided that, if Rule 16b-3 is amended after the date of the Board's adoption of the Plan to permit broader transferability of options or SARs under that Rule, (i) any option or SAR granted after such amendment shall be transferable to the extent provided in the option agreement or the SAR agreement covering the option or the SAR; and (ii) outstanding options and SARs may, in the Committee's discretion, be amended to provide for broader transferability of those options and SARs as the Committee may authorize within the limitations of Rule 16b-3. Stock subject to a stock purchase agreement or a stock bonus agreement shall be transferable only as provided in such agreement. Notwithstanding the foregoing, if required by the Code, each incentive stock option under the Plan shall be transferable by the optionee only by will or the laws of descent and distribution, and, during the optionee's lifetime, be exercisable only by the optionee.

11. WITHHOLDING TAXES.

     No Stock shall be granted or sold under the Plan to any individual, and no option or SAR may be exercised, until the individual has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under the applicable tax law, or the receipt of cash payments.

12. RESTRICTIONS ON TRANSFER OF SHARES.

     The Committee may require that the Stock acquired pursuant to the Plan be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfer as are in effect among the shareholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem appropriate.

13. CHANGE IN CONTROL.

     (a) For purposes of this Section 13, a "Change in Control" shall be deemed to occur upon:

          (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding Stock;

          (ii) a change in the composition of the Board over a period of thirty-six (36) months or less, such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either
     (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

     (b) For purposes of this Section 13, a "Corporate Transaction" shall be deemed to occur upon any of the following transactions to which the Company is a party:

          (i) approval by the Company's shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

          (ii) approval by the Company's shareholders of the sale, transfer, or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with a complete liquidation or dissolution of the Company; or

          (iii) approval by the Company's shareholders of any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

     (c) In its discretion, the Committee may provide in any stock option, SAR, Stock bonus, or Stock purchase agreement (or in an amendment thereto) evidencing an option, SAR, Stock bonus, or Stock purchase agreement hereunder that, in the event of any Corporate Transaction or an event giving rise to a Change in Control, any outstanding options or SARs covered by such an agreement shall be fully vested, non-forfeitable, and become exercisable, and that any restricted Stock covered by such an agreement shall be released from restrictions on transfer and repurchase or forfeiture rights, as of the date of the Change in Control or Corporate Transaction. However, the Committee may provide in any such agreement that, in the case of a Corporate Transaction, the Committee may determine that an outstanding option will not be so accelerated if and to the extent, (i) such option is either to be assumed by the successor or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof; or (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payment in accordance with the same vesting schedule applicable to such option.

     (d) If the Committee determines to incorporate a Change in Control or Corporate Transaction acceleration provision in any option or SAR agreement hereunder, the agreement shall provide that, (i) in the event of a Change in Control or Corporate Transaction described in clauses (a)(i), (a)(ii), and
(b)(iii) of Section 13 above, the option or SAR shall remain exercisable for the remaining term of the option or SAR; and (ii) in the event of a Corporate Transaction described in clauses (i) or (ii) of Section 13(b) above, the option or SAR shall terminate as of the effective date of the Corporate Transaction described therein, unless such option or SAR is assumed by a successor corporation in the event of a Corporate Transaction described in clause (i) of
Section 13(b). If an option or SAR is assumed in the event of a Corporate Transaction described in clause (i) of Section 13(b) above, the option or SAR shall remain exercisable for the remaining term of the option or SAR. In no event shall any option or SAR under the Plan be exercised after the expiration of the term provided for in the related stock option agreement or SAR agreement pursuant to Section 6(b) or (e).

     (e) The Committee may provide in any option or SAR agreement hereunder that should the Company dispose of its equity holding in any subsidiary effected by,
(i) merger or consolidation involving that subsidiary; (ii) the sale of all or distribution of substantially all of the assets of that subsidiary; or (iii) the Company's sale of or distribution to shareholders of substantially all of the outstanding capital stock of such subsidiary ("Subsidiary Disposition") while a holder of the option or SAR is engaged in the performance of services for the affected subsidiary corporation, then such option or SAR shall, immediately prior to the effective date of such Subsidiary Disposition, become fully exercisable with respect to all of the shares at the time represented by such option or SAR and may be exercised with respect to any or all of such shares. Any such option or SAR shall remain exercisable until the expiration or sooner termination of the term of the option or SAR.

14. SHAREHOLDER APPROVAL.

     Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Any incentive stock options granted hereunder and any options, SARs, or Stock granted to Covered Employees hereunder shall become effective only upon such shareholder approval. The Committee may grant incentive stock options or may grant options, SARs, or Stock to Covered Employees under the Plan prior to such shareholder approval, but until shareholder approval is obtained, no such option or SAR shall be exercisable and no such Stock grant shall be effective. In the event that such shareholder approval is not obtained within the period provided above, all options, SARs, or Stock grants previously granted above shall terminate. If such shareholder approval is obtained at a duly held shareholders' meeting, the Plan must be approved by a majority of the votes cast at such shareholders' meeting at which a quorum, representing a majority of all outstanding voting stock of the Company, is, either in person or by proxy, present and voting on the Plan. If such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of all outstanding voting stock of the Company. However, approval at a meeting or by written consent may be obtained to a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under either Section 162(m) or 422 of the Code.

15. RULE 16B-3 COMPLIANCE.

     (a) With respect to persons subject to Section 16 of the Exchange Act ("Insiders"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as Insiders are concerned.

     (b) If, subsequent to the Board's adoption of the Plan, Rule 16b-3 is amended to delete any of the Rule 16b-3 requirements addressed by the provisions of the Plan governing grants or awards to Insiders, the Board may amend the Plan without shareholder approval (unless such approval is required by Rule 16b-3, as so amended) to delete or otherwise amend any such provisions no longer required for grants of options, SARs, and Stock under the Plan to Insiders to be exempt from Section 16(b) liability under the Exchange Act.

16. THE RIGHT OF THE COMPANY TO TERMINATE EMPLOYMENT.

     No provision in the Plan or any Option shall confer upon any Optionee any right to continue in the employment of the Company or an Affiliate or to interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

                                                                     APPENDIX

                            MATRIA HEALTHCARE, INC.
                               1850 PARKWAY PLACE
                            MARIETTA, GEORGIA 30067

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 15, 1997

   The undersigned hereby appoints Donald R. Millard and J. Brent Burkey, and each of them, proxies, with full power of substitution and with discretionary authority, to represent and to vote in accordance with the instructions set forth below, all shares of Common Stock of Matria Healthcare, Inc. held of record by the undersigned on November 4, 1997 at the 1997 Annual Meeting of Stockholders to be held at 1850 Parkway Place, Suite 320, Marietta, Georgia, at 10:30 a.m. on Monday, December 15, 1997 and any adjournments thereof.

1. Election of Class II Directors           [ ]  FOR all nominees listed below (except as
                                                 written to the contrary below)

1. Election of Class II Directors           [ ]  WITHHOLD AUTHORITY to vote for all
                                                 nominees listed below

   Jackie M. Ward and Frederick P. Zuspan, M.D..

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. Proposal to approve the Matria Healthcare, Inc. 1997 Stock Incentive Plan.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (Continued on reverse side)

                          (Continued from other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

           PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE.
                                                   If stock is held in the name
                                                of two or more persons, all must
                                                sign. When signing as attorney,
                                                as executor, administrator,
                                                trustee, or guardian, please
                                                give full title as such. If a
                                                corporation, please sign in full
                                                corporate name by President or
                                                other authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                                Dated:____________________, 1997

                                                ________________________________
                                                Signature

                                                ________________________________
                                                Signature if Held Jointly

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.